UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 17, 2014, VeriFone Systems, Inc. (the "Company") announced the appointment of Ms. Karen Austin to the Company's Board of Directors, effective immediately. Ms. Austin will serve on the Board of Directors from the effective date of her appointment until the Company's next annual meeting of stockholders. Ms. Austin will serve on the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors. The number of authorized directors is increased to nine.

Ms. Austin is Senior Vice President and Chief Information Officer of Pacific Gas & Electric Company, a natural gas and electric utilities company headquartered in California. Before joining PG&E in June 2011, Ms. Austin worked for Sears Holdings Corporations as Senior Vice President and President of Consumer Electronics from January 2009 to May 2011 and as Executive Vice President and Chief Information Officer from March 2005 to January 2009. Ms. Austin joined Kmart Corporation in 1984 and served, before its merger with Sears, Roebuck and Co. in 2005, as its Senior Vice President and Chief Information Officer from April 2002 to March 2005 and Vice President, Applications from January 2000 to April 2002. Ms. Austin brings to the Board extensive experience in management, engineering and technical operations, her information technology expertise and her deep knowledge of technology company operating environments. Ms. Austin holds a B.S. degree in Computer Science from Trine University.

The Company will enter into an indemnification agreement with Ms. Austin, whereby the Company will indemnify Ms. Austin and advance expenses and costs incurred by her in connection with certain claims, suits, or proceedings arising as a result of her service on the Board of Directors.

Ms. Austin has no reportable transactions under Item 404(a) of Regulation S-K.

A copy of the Company's press release announcing Ms. Austin's appointment is attached as Exhibit 99.1 to this filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the "Annual Meeting") on June 17, 2014. The matters submitted to a vote of stockholders at the Annual Meeting and the final results for each matter submitted are as follows:

1.    The Company's stockholders elected each of the following eight director nominees to serve a one-year term on the Company's Board of Directors. The vote results were as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert W. Alspaugh	92,270,331	639,487	51,351	8,455,793
Paul Galant	92,593,136	319,033	49,000	8,455,793
Alex W. (Pete) Hart	91,449,782	1,462,787	48,600	8,455,793
Robert B. Henske	90,326,642	2,579,728	54,799	8,455,793
Wenda Harris Millard	91,102,604	1,803,543	55,022	8,455,793
Eitan Raff	91,499,580	1,410,266	51,323	8,455,793
Jonathan I. Schwartz	92,595,317	314,581	51,271	8,455,793
Jane J. Thompson	91,664,202	1,249,608	47,359	8,455,793

Following the Annual Meeting, the Board of Directors appointed Mr. Alex W. (Pete) Hart as its non-executive chairman, effective immediately.

2.     The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as set forth in its Proxy Statement. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,610,621	19,180,765	169,783	8,455,793

3.     The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2014. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,657,771	717,824	41,367	—

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Ex-10.1 Form of Indemnification Agreement*
Ex-99.1 Press Release, dated June 17, 2014, titled "VeriFone Welcomes Karen Austin to Board of Directors"
________________
* Filed as an exhibit to Amendment No. 5 to the Company's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: June 17, 2014	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.    Description

Ex-10.1	Form of Indemnification Agreement*

Ex-99.1	Press Release, dated June 17, 2014, titled "VeriFone Welcomes Karen Austin to Board of Directors"
________________
* Filed as an exhibit to Amendment No. 5 to the Company's Registration Statement on Form S-1 (File No. 333-121947), filed April 29, 2005 and incorporated herein by reference.